Exhibit 5.3

June 18, 2018

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as local Nevada counsel to MGM Resorts International, a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A hereto (the “Nevada Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-223375), as amended, filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Base Prospectus, dated March 1, 2018, contained therein, as supplemented by the Preliminary Prospectus Supplement, dated June 14, 2018, and the Prospectus Supplement, dated June 14, 2018 (collectively, the “Prospectus”), filed with the Commission (collectively, the “Registration Statement”), of $1,000,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2025 (the “Notes”), issued pursuant to (i) that certain Indenture, dated as of March 22, 2012, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated as of the date hereof (the “Sixth Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors (as defined therein) party thereto, including the Nevada Guarantors, and the Trustee (as so supplemented, the “Indenture”), including the Guarantee set forth in Article 6 thereof (the “Guarantee”), and (ii) that certain Underwriting Agreement, dated as of June 14, 2018 (the “Underwriting Agreement”), by and among the Company, the Subsidiary Guarantors (as defined therein) party thereto, including the Nevada Guarantors, and Citigroup Global Markets Inc., as the representative of the several underwriters named in Schedule A of the Underwriting Agreement.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantors in connection with the registration of the Notes and the guarantee thereof by the Nevada Guarantors pursuant to the Indenture, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Indenture (including the Guarantee), (iii) the Underwriting Agreement, (iv) the articles of incorporation and bylaws, the articles of organization and operating agreement, the partnership agreement or the joint venture agreement, as applicable, of each of the Nevada Guarantors, each as amended to date, (v) the resolutions of the board of directors, board of managers, sole member, general partner or managing partner, as applicable, of each of the Nevada Guarantors with respect to the Notes and the guarantee thereof by such Nevada Guarantor pursuant to the Indenture and (vi) such other agreements, instruments, corporate, limited liability company or general partnership, as applicable, records and other documents as we have deemed necessary or appropriate.

MGM Resorts International

June 18, 2018

We have also obtained from officers, representatives and agents of the Nevada Guarantors and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate for the purpose of issuing the opinions set forth herein.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate, limited liability company and general partnership records made available to us by the Nevada Guarantors, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the general corporate laws of the State of Nevada in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.    Each of the Nevada Guarantors is validly existing as a corporation, limited liability company or general partnership, as applicable, and is in good standing under the laws of the State of Nevada.

2.    Each of the Nevada Guarantors has the corporate, limited liability company or general partnership, as applicable, power and authority to enter into the Underwriting Agreement and the Sixth Supplemental Indenture (including the Guarantee) and to perform its obligations thereunder and under the Indenture.

3.    Each of the Nevada Guarantors has duly authorized the execution and delivery by such Nevada Guarantor of the Underwriting Agreement and the Sixth Supplemental Indenture (including the Guarantee) and the performance by such Nevada Guarantor of its obligations thereunder and under the Indenture.

4.    Each of the Nevada Guarantors has duly executed and delivered the Underwriting Agreement and the Sixth Supplemental Indenture (including the Guarantee).

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required

MGM Resorts International

June 18, 2018

under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Milbank, Tweed, Hadley & McCloy LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the registration of the Notes, as filed with the Commission.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

MGM Resorts International

June 18, 2018

EXHIBIT A

Nevada Guarantors

1.	550 Leasing Company II, LLC, a Nevada limited liability company

2.	AC Holding Corp., a Nevada corporation

3.	AC Holding Corp. II, a Nevada corporation

4.	Arena Land Holdings, LLC, a Nevada limited liability company

5.	Aria Resort & Casino, LLC, a Nevada limited liability company

6.	Bellagio, LLC, a Nevada limited liability company

7.	Circus Circus Casinos, Inc., a Nevada corporation

8.	CityCenter Facilities Management, LLC, a Nevada limited liability company

9.	CityCenter Realty Corporation, a Nevada corporation

10.	CityCenter Retail Holdings Management, LLC, a Nevada limited liability company

11.	Destron, Inc., a Nevada corporation

12.	Diamond Gold, Inc., a Nevada corporation

13.	Gold Strike L.V., a Nevada general partnership

14.	Grand Garden Arena Management, LLC, a Nevada limited liability company

15.	Grand Laundry, Inc., a Nevada corporation

16.	Las Vegas Arena Management, LLC, a Nevada limited liability company

17.	LV Concrete Corp., a Nevada corporation

18.	Mandalay Bay, LLC, a Nevada limited liability company

19.	Mandalay Employment, LLC, a Nevada limited liability company

20.	Mandalay Place, LLC, a Nevada limited liability company

21.	Mandalay Resort Group, a Nevada corporation

22.	Metropolitan Marketing, LLC, a Nevada limited liability company

23.	MGM CC, LLC, a Nevada limited liability company

24.	MGM Elgin Sub, Inc., a Nevada corporation

25.	MGM Grand Condominiums, LLC, a Nevada limited liability company

26.	MGM Grand Condominiums II, LLC, a Nevada limited liability company

27.	MGM Grand Condominiums III, LLC, a Nevada limited liability company

28.	MGM Grand Hotel, LLC, a Nevada limited liability company

29.	MGM Hospitality, LLC, a Nevada limited liability company

30.	MGM International, LLC, a Nevada limited liability company

31.	MGM Public Policy, LLC, a Nevada limited liability company

32.	MGM Resorts Advertising, Inc., a Nevada corporation

33.	MGM Resorts Arena Holdings, LLC, a Nevada limited liability company

34.	MGM Resorts Aviation Corp., a Nevada corporation

35.	MGM Resorts Corporate Services, a Nevada corporation

36.	MGM Resorts Design & Development, a Nevada corporation

37.	MGM Resorts Development, LLC, a Nevada limited liability company

38.	MGM Resorts Festival Grounds, LLC, a Nevada limited liability company

MGM Resorts International

June 18, 2018

39.	MGM Resorts Festival Grounds II, LLC, a Nevada limited liability company

40.	MGM Resorts Global Development, LLC, a Nevada limited liability company

41.	MGM Resorts Interactive, LLC, a Nevada limited liability company

42.	MGM Resorts International Marketing, Inc., a Nevada corporation

43.	MGM Resorts International Operations, Inc., a Nevada corporation

44.	MGM Resorts Land Holdings, LLC, a Nevada limited liability company

45.	MGM Resorts Manufacturing Corp., a Nevada corporation

46.	MGM Resorts Regional Operations, LLC, a Nevada limited liability company

47.	MGM Resorts Retail, a Nevada corporation

48.	MGM Resorts Sub 1, LLC, a Nevada limited liability company

49.	MGM Resorts Sub A, LLC, a Nevada limited liability company

50.	MGM Resorts Sub B, LLC, a Nevada limited liability company

51.	MGM Resorts Venue Management, LLC, a Nevada limited liability company

52.	MH, Inc., a Nevada corporation

53.	M.I.R. Travel, a Nevada corporation

54.	Mirage Laundry Services Corp., a Nevada corporation

55.	Mirage Resorts, LLC, a Nevada limited liability company

56.	M.S.E. Investments, Incorporated, a Nevada corporation

57.	New Castle, LLC, a Nevada limited liability company

58.	New York-New York Hotel & Casino, LLC, a Nevada limited liability company

59.	New York-New York Tower, LLC, a Nevada limited liability company

60.	Park District Holdings, LLC, a Nevada limited liability company

61.	Park Theater, LLC, a Nevada limited liability company

62.	PRMA, LLC, a Nevada limited liability company

63.	PRMA Land Development Company, a Nevada corporation

64.	Project CC, LLC, a Nevada limited liability company

65.	Ramparts, LLC, a Nevada limited liability company

66.	Signature Tower I, LLC, a Nevada limited liability company

67.	Signature Tower 2, LLC, a Nevada limited liability company

68.	Signature Tower 3, LLC, a Nevada limited liability company

69.	The Mirage Casino-Hotel, LLC, a Nevada limited liability company

70.	The Signature Condominiums, LLC, a Nevada limited liability company

71.	Tower B, LLC, a Nevada limited liability company

72.	Tower C, LLC, a Nevada limited liability company

73.	Vdara Condo Hotel, LLC, a Nevada limited liability company

74.	Vendido, LLC, a Nevada limited liability company

75.	Victoria Partners, a Nevada general partnership

76.	VidiAd, a Nevada corporation

77.	Vintage Land Holdings, LLC, a Nevada limited liability company

78.	Vintage Land Holdings II, LLC, a Nevada limited liability company